SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

TrueBlue, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On March 3, 2026, TrueBlue, Inc. issued the following press release in connection with its 2026 Annual Meeting of Shareholders.

TrueBlue Responds to Misleading Statements from EHS Investments

TACOMA, Wash. March 3, 2025 – TrueBlue, Inc. (NYSE: TBI) (“TrueBlue” or the “Company”) today issued the following statement in response to the recent statements made by EHS Investments (“EHS”):

On February 18, 2026, TrueBlue reported its second consecutive quarter of organic revenue growth and detailed plans to continue improving profitability, lowering operating costs and building a more focused and agile organization. Those plans are progressing and we are confident they will lead to significant margin improvement and free cash flow generation over time.

Meanwhile, EHS continues to press forward with a proxy contest. Comments from EHS that TrueBlue has refused to engage are categorically untrue. In fact, EHS made a settlement proposal just last week, and after TrueBlue attempted to schedule a meeting with EHS’ legal counsel last night to present a counterproposal, EHS still decided to issue its press release this morning. Unfortunately, this is the second time during the course of our engagement that EHS has issued a press release while TrueBlue either had a meeting scheduled or was in communication with EHS and its representatives to attempt to schedule a constructive discussion.

As a reminder, the Board dedicated months to engaging with shareholders to inform its most recent refreshment process, which resulted in the appointments of William Greenblatt and William Seward. These two highly qualified professionals, both of whom were endorsed by our largest shareholder, have decades of industry experience and proven operational and commercial expertise. TrueBlue also announced that two existing directors will step down from the Board at or before the 2026 Annual Meeting of Shareholders. This refreshment – which included an interview of Eric Su of EHS – reflects TrueBlue’s ongoing commitment to evolving the composition of its Board.

We remain open to working constructively with EHS and will continue to act in the best interests of all TrueBlue shareholders. Additional details about our engagement with EHS will be set forth in the background section of the Company’s proxy statement, which will be filed in the coming weeks.

Barclays is acting as financial advisor, and Sidley Austin LLP is serving as legal counsel to TrueBlue.

About TrueBlue

TrueBlue (NYSE: TBI) is a leading provider of specialized workforce solutions. As The People Company?, we put people first—advancing our mission to connect people and work while delivering smart, scalable solutions that help businesses grow and communities thrive. Since our founding, TrueBlue has connected more than 10 million people with work and served over 3 million clients across a variety of industries. Powered by proprietary, digitally enabled platforms and decades of expertise, our brands—PeopleReady, PeopleScout, Staff Management | SMX, Centerline, SIMOS, and Healthcare Staffing Professionals—provide a full spectrum of flexible staffing, workforce management, and recruitment solutions that bring precision, speed, and scale to the changing world of work. Learn more at www.trueblue.com.

Forward Looking Statements

This document contains forward-looking statements relating to our plans and expectations including, without limitation, statements regarding the future performance and operations of our business, expectations regarding stabilization in demand, and expected growth from our digital investments, all of which are subject to risks and uncertainties. Such statements are based on management’s expectations and assumptions as of the date of this release and involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied in our forward-looking statements including: (1) national and global economic conditions, which can be negatively impacted by factors such as rising interest rates, inflation, changes in government policies, political instability, epidemics and global trade uncertainty, (2) factors relating to any unsolicited offer (“Offer”) to purchase the shares of the Company, actions taken by the Company or its shareholders in respect to such an Offer, and the effects of such an Offer, or the completion or failure to complete an Offer on the Company’s business, or other developments involving such an Offer; (3) actions of activist investors including costs and expenses incurred to address activism-related matters and the distraction of management from business operations in responding to those actions, including any proposals or a proxy contest for the election of directors at our annual meeting of shareholders; (4) our ability to maintain profit margins, (5) our ability to attract and retain clients, (6) our ability to access sufficient capital to finance our operations, including our ability to comply with covenants contained in our revolving credit facility, (7) our ability to successfully execute on business strategies and further digitalize our business model, (8) our ability to attract sufficient qualified candidates and employees to meet the needs of our clients, (9) new laws, regulations, and government incentives that could affect our operations or financial results, (10) any reduction or change in tax credits we utilize, including the Work Opportunity Tax Credit, (11) our ability to successfully integrate acquired businesses, and (12) the timing and amount of common stock repurchases, if any, which will be determined at management’s discretion and depend upon several factors, including market and business conditions, the trading price of our common stock and the nature of other investment opportunities. Other information regarding factors that could affect our results is included in our Securities and Exchange Commission (“SEC”) filings, including the Company’s most recent reports on Forms 10-K and 10-Q, copies of which may be obtained by visiting our website at www.trueblue.com under the Investor Relations section or the SEC’s website at www.sec.gov. We assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. Any other references to future financial estimates are included for informational purposes only and subject to risk factors discussed in our most recent filings with the SEC.

Important Information for Investors and Shareholders

The Company intends to file a proxy statement on Schedule 14A, an accompanying BLUE proxy card, and other relevant documents with the SEC in connection with the solicitation of proxies from the Company’s shareholders for the Company’s 2026 annual meeting of shareholders. THE COMPANY’S SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING BLUE PROXY CARD, AND ANY OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the definitive proxy statement, an accompanying BLUE proxy card, any amendments or supplements to the proxy statement, and other documents that the Company files with the SEC at no charge from the SEC’s website at www.sec.gov. Copies will also be available at no charge by clicking the “All SEC Filings” link in the “Investor Relations” section of the Company’s website at https://investor.trueblue.com/sec-filings/all-sec-filings.

Participants in the Solicitation

The Company, its independent directors and certain of its executive officers are deemed to be “participants” (as defined in Schedule 14A under the Exchange Act of 1934, as amended) in the solicitation of proxies from the Company’s shareholders in connection with matters to be considered at the Company’s 2026 annual meeting of shareholders. Information about the names of the Company’s directors and officers, and certain other individuals and their respective interests in the Company by security holdings or otherwise, and their respective compensation, is set forth in the sections entitled “Director Biographies,” “Compensation of Directors,” “Compensation Discussion and Analysis” and “Security Ownership of Certain Beneficial Owners and Management” of the Company’s Proxy Statement on Schedule 14A in connection with the 2025 annual meeting of shareholders, filed with the SEC on April 4, 2025 (available here) and the Company’s Annual Report on Form 10-K filed with the SEC on February 18, 2026 (available here). Supplemental information regarding the participants’ holdings of the Company’s securities can be found at no charge in SEC filings on Statements of Change in Ownership on Forms 3 and 4 filed with the SEC on February 24, 2026 for Colleen B. Brown (available here), on February 24, 2026 for William C. Goings (available here), on January 16, 2026 for William Greenblatt (available here), on February 5, 2026, February 24, 2026, February 25, 2026 and February 26, 2026 for Garrett R. Ferencz (available here, here, here and here), on February 24, 2026 for Kim Harris Jones (available here), on February 24, 2026 for R. Chris Kreidler (available here), on February 24, 2026 for Sonita Lontoh (available here), on October 6, 2025, October 7, 2025, February 5, 2026, February 24, 2026, February 25, 2026 and February 26, 2026 for Taryn R. Owen (available here, here, here, here, here and here), on February 24, 2026 for Paul G. Reitz (available here), on February 24, 2026 for Jeffrey B. Sakaguchi (available here), on February 24, 2026 for Kristi A. Savacool (available here), on November 4, 2025, February 5, 2026, February 24, 2026, February 24, 2026 and February 25, 2026 for Carl R. Schweihs (available here, here, here, here and here), and on January 15, 2026 and February 24, 2026 for William J. Seward (available here and here).

Such filings are also available on the Company’s website at https://investor.trueblue.com/sec-filings/all-sec-filings. Any subsequent updates following the date hereof to the information regarding the identity of potential participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Company’s proxy statement on Schedule 14A and other materials to be filed with the SEC in connection with the 2026 annual meeting of shareholders, if and when they become available. These documents will be available free of charge as described above.

Contacts

Investor Relations

InvestorRelations@trueblue.com

Media

Collected Strategies

Dan Moore and Jack Kelleher

TBI-CS@collectedstrategies.com